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                                 Toll Brothers
                       America's Luxury Home Builder(TM)




FOR IMMEDIATE RELEASE                CONTACT: Frederick N. Cooper (215) 938-8312
July 1, 2003                                         fcooper@tollbrothersinc.com
                                                 Joseph R. Sicree (215) 938-8045
                                                     jsicree@tollbrothersinc.com



                 TOLL BROTHERS INCREASES BANK CREDIT FACILITIES
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Huntingdon Valley, PA, July 1, 2003 -- Toll Brothers, Inc. (NYSE:TOL), the
nation's leading builder of luxury homes, today announced that The Royal Bank of Scotland plc (RBS) has joined its revolving and term loan credit facilities. With RBS' $50 million commitment, $35 million of which is to the revolver and $15 million of which is to the term loan, these facilities now total $575 million and $222.5 million respectively.

Toll Brothers' revolving credit facility now includes: Bank One, NA as Agent and Arranger for the facility; Bank of America NT&SA; Wachovia Bank; and Credit Lyonnais as Co-Agents, and Comerica Bank; Washington Mutual Bank, NA; Guaranty Federal Bank, F.S.B.; SunTrust Bank; BNP Paribas; Citibank; Wells Fargo Bank; Mellon Bank, N.A.; KBC Bank; The Norinchukin Bank; Commerce Bank, N.A.; Mizuho Corporate Bank and The Royal Bank of Scotland plc as participants. The revolving credit facility extends through March, 2006. Toll Brothers' term loan extends through July, 2005. It includes: Bank One, NA as Agent and Arranger; Bank of America NT&SA; Guaranty Federal Bank, F.S.B.; Wachovia Bank; Washington Mutual Bank, NA; BNP Paribas; CommerceBank; KBC Bank; The Norinchukin Bank; SunTrust Bank and The Royal Bank of Scotland plc.

Joel H. Rassman, Toll Brothers' chief financial officer, stated, "We welcome The Royal Bank of Scotland plc into our diversified group of U.S. and internationally-based lending institutions. We look forward to working with them and appreciate the support of all our banks as key players in our dramatic growth of the past decade and our future growth on the horizon."

Toll Brothers, Inc. is the nation's leading builder of luxury homes. The Company began business in 1967 and became a public company in 1986. Its common stock is listed on the New York Stock Exchange and the Pacific Exchange under the symbol "TOL". The Company serves move-up, empty-nester, active-adult and second-home buyers and operates in 21 states: Arizona, California, Colorado, Connecticut, Delaware, Florida, Illinois, Massachusetts, Maryland, Michigan, Nevada, New Hampshire, New Jersey, New York, North Carolina, Ohio, Pennsylvania, Rhode Island, South Carolina, Texas, and Virginia.

                                     *more*


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Toll Brothers builds luxury single-family and attached home communities and master-planned luxury multi-product residential golf course communities principally on land it develops and improves. The Company operates its own architectural, engineering, mortgage, title, land development and land sale, golf course development and management, home security, landscape, cable T.V. and broadband Internet delivery subsidiaries. The Company also operates its own lumber distribution, and house component assembly and manufacturing operations.

Toll Brothers is the only publicly traded national home building company to have won all three of the industry's highest honors: America's Best Builder from the National Association of Home Builders, the National Housing Quality Award and Builder of the Year. For more information visit www.tollbrothers.com.

        Certain information included herein and in other Company reports, SEC filings, statements and presentations is forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements concerning anticipated operating results, financial resources, changes in revenues, changes in profitability, interest expense, growth and expansion, the ability to acquire land, the ability to secure governmental approvals and the ability to open new communities, the ability to sell homes and properties, the ability to deliver homes from backlog, the ability to secure materials and subcontractors, and stock market valuations. Such forward-looking information involves important risks and uncertainties that could significantly affect actual results and cause them to differ materially from expectations expressed herein and in other Company reports, SEC filings, statements and presentations. These risks and uncertainties include local, regional and national economic conditions, the demand for homes, domestic and international political events, the effects of governmental regulation, the competitive environment in which the Company operates, fluctuations in interest rates, changes in home prices, the availability and cost of land for future growth, the availability of capital, uncertainties and fluctuations in capital and securities markets, the availability and cost of labor and materials, and weather conditions.
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